                                            VK/AC HOLDING, INC. AND SUBSIDIARIES
                                              Computation of Earnings Per Share
                                               (In 000's except per share data)

                                           Three Months Ended September 30,                Nine Months Ended September 30,
                                    ---------------------------------------------   ----------------------------------------------
                                            1996                   1995                    1996                   1995
                                    ---------------------- ----------------------   ---------------------- -----------------------
                                    Primary  Fully Diluted Primary  Fully Diluted   Primary  Fully Diluted Primary   Fully Diluted

Net Income                           $19,100     $19,100     $7,920     $7,920        48,153      48,153     20,370       20,370
Less Accretion to Redemption Value     (375)       (375)          0          0       (15,263)    (15,263)    (1,620)      (1,620)
                                    ---------------------- ----------------------   ---------------------- -----------------------
Net Income Available to
  Common Stockholders                 18,725      18,725      7,920      7,920        32,890      32,890     18,750       18,750
                                    ---------------------- ----------------------   ---------------------- -----------------------
Weighted Average Common Shares         2,435       2,435      2,434      2,434         2,434       2,434      2,416        2,416
Effect of Stock Options Calculated
 According to Treasury Stock Method      180         180         92         92           146         182         96           96
Preferred Shares Convertible into
  Common Shares                           33          33         33         33            33          33         33           33
                                    ---------------------- ----------------------   ---------------------- -----------------------
Weighted Average Number of Common
  and Common Equivalent Shares
  Outstanding                          2,648       2,648      2,559      2,559         2,613       2,649      2,545        2,545
                                    ---------------------- ----------------------   ---------------------- -----------------------
Earnings Per Share                     $7.07       $7.07      $3.09      $3.09        $12.59      $12.42      $7.37        $7.37
                                    =====================  ======================   ======================  ======================